Amendment No. 4 to Participation Agreement

Among

Pacific Life Insurance Company

Variable Insurance Products Funds, and

Fidelity Distributors Company LLC

Pacific Life Insurance Company (the “Company”), on its behalf and on behalf of certain segregated asset accounts (“Accounts”) of the Company, the Variable Insurance Products Fund,  Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund V (collectively referred to as the “Fund”), and Fidelity Distributors Company LLC(the “Underwriter”), have previously entered into a Participation Agreement dated February 4, 2005 (the “Agreement”), as amended.  The parties now desire to further amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement, as amended, shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement, as amended,  shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                                      Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

2.                                      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of May 1, 2020.

PACIFIC LIFE INSURANCE COMPANY:

By its authorized officer

By:	/s/ Jose T. Miscolta
Name:	Jose T. Miscolta
Title:	Assistant Vice President

VARIABLE INSURANCE PRODUCTS FUNDS,

VARIABLE INSURANCE PRODUCTS FUNDS II,

VARIABLE INSURANCE PRODUCTS FUNDS III,

VARIABLE INSURANCE PRODUCTS FUNDS V:

By its authorized officer

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY DISTRIBUTORS

COMPANY LLC

By its authorized officer

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	Head of Intermediary Relationship Management

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Contracts Funded By Separate Account

Separate Account A of Pacific Life Insurance Company September 7, 1994

Pacific One Select
Pacific One
Pacific Portfolios
Pacific Portfolios for Chase
Pacific Voyages
Pacific Value
Pacific Value Select
Pacific Value Edge
Pacific Innovations
Pacific Innovations Select
Pacific Journey
Pacific Journey Select
Pacific Odyssey
Pacific Destinations
Pacific Destinations B
Pacific Destinations O-Series
Pacific Choice Income

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company November 30, 1989	Pacific Select Variable Annuity
Pacific Select Exec Separate Account of Pacific Life Insurance Company May 12, 1988

Pacific Select Exec
Pacific Select Exec II
Pacific Select Exec III
Pacific Select Exec IV
Pacific Select Exec V
Pacific Select Accumulator
Pacific Select VUL 2
M’s Versatile Product
M’s Versatile Product VI
M’s Versatile Product VII
M’s Versatile Product VIII
M’s Versatile Product-Survivorship
M’s Versatile Product-Survivorship II
MVP VUL 11
MVP VUL 11 LTP
MVP VUL Admiral

Pacific Select Estate Preserver
Pacific Select Estate Preserver II
Pacific Select Estate Preserver III
Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V
Pacific Select Estate Preserver VI
Pacific Select Choice
Pacific Select Performer 500
Pacific Select Estate Maximizer
Pacific Prime
Pacific Harbor
Pacific KeyExec
Pacific Admiral

Pacific COLI Separate Account of Pacific Life Insurance Company July 17, 1992	Custom COLI Custom COLI Rider
Pacific COLI Separate Account II of Pacific Life Insurance Company October 12, 1998	Custom COLI II Custom COLI IV
Pacific COLI Separate Account III of Pacific Life Insurance Company October 12, 1998	Custom COLI III Custom COLI V
Pacific COLI Separate Account IV of Pacific Life Insurance Company July 8, 2008	Custom COLI VI Custom COLI VIII
Pacific COLI Separate Account V of Pacific Life Insurance Company July 8, 2008	Custom COLI VII Custom COLI IX
Pacific COLI Separate Account X of Pacific Life Insurance Company August 1, 2014	Summit COLI 1
Pacific COLI Separate Account XI of Pacific Life Insurance Company August 1, 2014	Summit COLI 2
Separate Account I of Pacific Life Insurance Company August 9, 2007	Magnastar Magnastar - Survivorship